Exhibit 1.1
__________ UNITS
ACQUICOR TECHNOLOGY INC.
UNDERWRITING AGREEMENT
___________, 2006
ThinkEquity Partners
     as Representative of the Several Underwriters
600 Montgomery Street, 8th Floor
San Francisco, California 94111
Ladies and Gentlemen:
The undersigned, Acquicor Technology Inc., a Delaware corporation (“Company”), hereby confirms in this Underwriting Agreement (this “Agreement”) its agreement with ThinkEquity Partners (being referred to herein variously as “you,” “TEP” or the “Representative”) and with the other underwriters named on Schedule I hereto for which TEP is acting as Representative (the Representative and the other Underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:
1. Purchase and Sale of Securities.
     1.1 Firm Securities.
            1.1.1 Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company an aggregate of ___units (“Firm Units”) of the Company, at a purchase price (net of discounts and commissions and subject to Section 3.22 hereof) of $  per Firm Unit. The Firm Units are to be offered initially to the public (“Offering”) at the offering price of $  per Firm Unit. Each Firm Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and two warrants (“Warrant(s)”). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 20 days after the earlier to occur of (i) the expiration of the Over-allotment Option (as defined in Section 1.2.1 hereof) or (ii) the exercise in full or in part by the Underwriters of the Over-allotment Option; provided, however, that in no event will the Underwriters permit separate trading before an audited balance sheet has been prepared reflecting receipt by the Company of the proceeds of the Offering and the Company has filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K which includes such audited balance sheet. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $5.00 during the period commencing on the later of the consummation by the Company of its “Business Combination” or one year from the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) and terminating on the five-year anniversary of the Effective Date, or earlier upon redemption. “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, of one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors (as described more fully in the Registration Statement).
            1.1.2 Payment and Delivery. Delivery and payment for the Firm Units shall be made at 1:00 P.M., New York time, on the third business day following the date of this Agreement (or the fourth business day following the date of this Agreement, if this Agreement is executed after 4:30 p.m., New York time) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $___ of the proceeds received by the Company for the Firm Units shall be deposited in the trust account established by the Company as described in the Registration Statement (“Trust Account”) pursuant to the terms of the Trust Agreement (as defined below in Section 2.22) and the remaining proceeds shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Representative. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.
     1.2 Over-Allotment Option.
            1.2.1 Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional aggregate 3,750,000 units from the Company (“Over-allotment Option”). Such additional 3,750,000 units are hereinafter referred to as “Option Units.” Each Option Unit shall be identical to a Firm Unit. The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.
            1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriters as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date, subject to Section 1.2.3 hereof. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Representative, and, subject to the terms and conditions set forth herein, the Representative will become obligated to purchase, the number of Option Units specified in such notice.
            1.2.3 Termination of Option. In the event that the Representative gives notice in writing, by overnight mail, e-mail or facsimile transmission, that the Underwriters will not exercise the Over-allotment Option granted pursuant to Section 1.2.1 hereof, then the Over-allotment Option shall immediately terminate and the Company and the Underwriters will have no further obligation with respect to the Over-allotment Option or the Option Units.
            1.2.4 Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable to the Trust Account at the offices of the Representative or at such other place as shall be agreed upon by the Underwriter and the Company upon delivery to the Representative of certificates representing such securities (or through the facilities of DTC). The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

     1.3 Private Placement to the Initial Stockholders. The Company’s stockholders immediately prior to the Offering (“Initial Stockholders”) purchased from the Company pursuant to the Placement Unit Purchase Agreement (as defined in Section 2.28 hereof) an aggregate of 333,334 units identical to the Units (“Placement Units”) at a purchase price of $6.00 per Placement Unit in a private placement that occurred immediately prior to the entering into of this agreement (“Private Placement”). The Placement Units, the shares of Common Stock and Warrants included in the Placement Units (“Placement Warrants”) and the shares of Common Stock issuable upon exercise of the Placement Warrants are hereinafter referred to collectively as the “Placement Securities.”
     1.4 Representative’s Purchase Option.
            1.4.1 Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of up to an aggregate of 1,250,000 units (“Representative’s Units”) for an aggregate purchase price of $100. Each of the Representative’s Units is identical to the Firm Units except that the Warrants included in the Representative’s Units (“Representative’s Warrants”) have an exercise price of $6.65 (133% of the exercise price of the Warrants included in the Units sold to the public). The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of (i) one year from the Effective Date and (ii) the consummation of a Business Combination, and expiring on the five-year anniversary of the Effective Date at an exercise price per Representative’s Unit of $7.50, which is equal to 125% of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.”
            1.4.2 Payment and Delivery. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.
2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:
     2.1 Filing of the Registration Statement.
            2.1.1 Pursuant to the Securities Act. The Company has filed with the Commission on Form S-1 (File No. 333-128058) a registration statement, including a prospectus, relating to the Offering, which registration statement has been prepared in conformity with the requirements of the Securities Act, and the rules and regulations (“Regulations”) of the Commission under the Securities Act. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Firm Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, “Time of Sale” means [ ] p.m., New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a preliminary prospectus, dated January ___, 2006, for distribution by the Underwriters (the “Preliminary Prospectus”). If, subsequent to the date of this Agreement, the Company or the Representative has determined that the Preliminary Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and have agreed to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, then the Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.
     2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-[___]) providing for the registration under the Securities Exchange Act of 1934, as amended

(“Exchange Act”), of the Units, the Common Stock and the Warrants. The registration of the Units, Common Stock and Warrants under the Exchange Act is effective as of the date hereof.
     2.2 No Stop Orders, Etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus, or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.
     2.3 Disclosures in the Registration Statement.
            2.3.1 10b-5 Representation. The Registration Statement has been declared effective by the Commission on the date hereof. At the time the Registration Statement became effective and at the Closing Date and the Option Closing Date, if any, the Registration Statement contains or will contain, as applicable, and the Prospectus when first filed with the Commission and at the Closing Date and the Option Closing Date, if any, will contain, all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations, and will in all material respects conform or will conform, as applicable, to the requirements of the Securities Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Preliminary Prospectus, when first filed with the Commission, at the Time of Sale, and at the Closing Date and the Option Closing Date, if any, complied or will comply, as applicable, in all material respects with the applicable provisions of the Securities Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Nothing has come to the attention of the Company that has caused the Company to believe that the market-related data included in the Preliminary Prospectus, the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate (in accordance with the methodologies used to derive such market-related data set forth in the underlying source material) in all material respects.
            2.3.2 Disclosure of Agreements. The agreements and documents described in the Preliminary Prospectus, the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Preliminary Prospectus, the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Preliminary Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.
            2.3.3 Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the formation of the Company, except as disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus.
            2.3.4 American Stock Exchange Listing. The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.
     2.4 Changes After Dates in the Registration Statement.
            2.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.
            2.4.2 Recent Securities Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.
     2.5 Independent Accountants. BDO Seidman, LLP (“BDO”), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Securities Act and the Regulations. BDO has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.
     2.6 Financial Statements. The financial statements, including the notes thereto included in the Preliminary Prospectus, the Registration Statement and the Prospectus, fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Preliminary Prospectus, the Registration Statement and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.
     2.7 Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Preliminary Prospectus, the Registration Statement and the Prospectus duly authorized, issued and outstanding capital stock as set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus. Based on the assumptions stated in the Preliminary Prospectus, the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Preliminary Prospectus, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock or any security convertible into shares of Common Stock, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.
     2.8 Valid Issuance of Securities; Etc.
            2.8.1 Outstanding Securities. All issued and outstanding securities of the Company (including, without limitation, the Placement Securities) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock conforms to all statements relating thereto contained in the Preliminary Prospectus, the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.
            2.8.2 Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Preliminary Prospectus, the Registration Statement and the Prospectus. When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, the Representative’s Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
            2.8.3 Placement Warrants. The Placement Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Common Stock issuable upon exercise of the Placement Warrants have been reserved for issuance upon the exercise of the Placement Warrants and, when issued in accordance with the terms of the Placement Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.
     2.9 Registration Rights of Third Parties. Except as set forth in the Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.
     2.10 Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement (as defined in Section 2.22 hereof), those certain letter agreements (each substantially in the form filed as Exhibit 10.2 to the Registration Statement), pursuant to which the Initial Stockholders and the officers, directors and special advisors of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Prospectus (“Insider Letters”), the Placement Unit Purchase Agreement (as defined in Section 2.28 hereof) and the Lock-up Agreements (substantially in the form filed as Exhibit 10.3 to the Registration Statement), whereby Common Stock owned by the Initial Stockholders immediately before the Offering, excluding the Common Stock included in the Placement Units, will be locked-up for up to 3 years after the Effective Date (the “Lock-up Agreements”) have been duly and validly authorized by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     2.11 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Insider Letters, the Placement Unit Purchase Agreement and the Lock-up Agreements, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.22 hereof; (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation, as amended, or the Bylaws, as amended, of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.
     2.12 No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Amended and Restated Certificate of Incorporation, as amended, or Bylaws, as amended, or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.
     2.13 Corporate Power; Licenses; Ownership.
            2.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Preliminary Prospectus, the Registration Statement and the Prospectus. The disclosures in the Preliminary Prospectus, the Prospectus and the Registration Statement concerning the effects of federal, state and local regulation on this offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
            2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Trust Agreement, the Insider Letters, the Placement Unit Purchase Agreement and the Lock-up Agreements and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.
            2.13.3 Ownership. Except as set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, the Company owns or has valid leasehold interests in all material properties and assets required for the operation of its business as now conducted or as presently proposed to be conducted, including those described in the Preliminary Prospectus, the Registration Statement and the Prospectus as being owned by it; and the Company has good and marketable title to all properties and assets owned by it material to its business in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company. All real property leases to which the Company is a party are valid, subsisting and, to the knowledge of the Company, enforceable by the Company, in each case with no exceptions that would materially interfere with the use made or to be made thereof by the Company and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. The

Company owns or possesses, or can acquire on a timely basis and on commercially reasonable terms, all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property necessary for the Company’s business as currently proposed to be conducted.
     2.14 D&O Questionnaires. To the best of the Company’s knowledge, all information contained in the director and officer questionnaires and NASD supplemental questionnaires (“Questionnaires”) completed by the Initial Stockholders and the officers, directors and special advisors of the Company and provided to the Representative as an exhibit to his or her Insider Letter (as defined in Section 2.10) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the Initial Stockholders and the officers, directors and special advisors of the Company to become inaccurate and incorrect.
     2.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company, which has not been disclosed in the Preliminary Prospectus, the Prospectus or the Registration Statement, except for actions, suits, proceedings, inquiries, arbitrations, investigations, litigation or government proceedings pending against the Initial Stockholders, the officers, directors or special advisors of the Company that would not individually or in the aggregate have a material adverse effect on the Company or the Offering.
     2.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.
     2.17 Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, Sections 301, 402, 802 and 1102 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the “Sarbanes-Oxley Act”), and Part 8 of the American Stock Exchange’s “AMEX Company Guide,” as amended. Further, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, all other applicable provisions of the Sarbanes-Oxley Act and the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide, as amended.
     2.18 Transactions Affecting Disclosure to NASD.
            2.18.1 Finder’s Fees. Except as described in the Preliminary Prospectus, the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company, any Initial Stockholder or any officer, director and special advisor of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any Initial Stockholder or any officer, director and special advisor of the Company that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (“NASD”).
            2.18.2 Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date.
            2.18.3 Use of Proceeds. None of the net proceeds of the Offering or the Private Placement will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.
            2.18.4 Insiders’ NASD Affiliation. Based on the Questionnaires distributed to such persons, except as set forth on Schedule 2.18.4, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and its counsel if it learns that any officer or director or owner of at least 5% of the Company’s outstanding Common Shares is or becomes an affiliate or associated person of an NASD member participating in the Offering.
     2.19 Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Stockholder or any officer, director or special advisor of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Preliminary Prospectus, the Registration Statement and the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.
     2.20 Officer’s Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
     2.21 Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants, the Representative’s Warrants and the Placement Warrants with Continental Stock Transfer & Trust Company substantially in the form filed as Exhibit 4.4 to the Registration Statement (“Warrant Agreement”).
     2.22 Investment Management Trust Agreement. The Company has entered into the Investment Management Trust Agreement with respect to certain proceeds of the Offering substantially in the form filed as Exhibit 10.4 to the Registration Statement (“Trust Agreement”).
     2.23 Covenants Not to Compete. No Initial Stockholder, employee, officer, director or special advisor of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer, director and/or special advisor of the Company.
     2.24 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
     2.25 Rule 419 Under the Act. Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in rule 3a-51-1 under the Exchange Act.
     2.26 Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

     2.27 Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.
     2.28 Placement Unit Purchase Agreement. The Initial Stockholders have executed and delivered an agreement, annexed as Exhibit 10.7 to the Registration Statement (“Placement Unit Purchase Agreement”), pursuant to which the Initial Stockholders have, among other things, purchased an aggregate of 333,334 Placement Units in the Private Placement. Pursuant to the Placement Unit Purchase Agreement, (i) $2,000,004 of the proceeds from the sale of the Placement Units will be deposited by the Company in the Trust Fund in accordance with the terms of the Trust Agreement prior to the Closing Date, and (ii) the purchasers of the Placement Units have waived any and all rights and claims they may have to any proceeds, and any interest thereon, held in the Trust Fund in respect of the shares of Common Stock included in such Placement Units in the event that a Business Combination is not consummated and the Trust Fund is liquidated in accordance with the terms of the Trust Agreement.
3. Covenants of the Company. The Company covenants and agrees as follows:
     3.1 Amendments to the Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or the Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.
     3.2 Federal Securities Laws.
            3.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.
            3.2.2 Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.
            3.2.3 Exchange Act Registration. Until the earlier of five years from the Effective Date or the date that the Company is liquidated, the Company (i) will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act and (ii) will not deregister the Units under the Exchange Act without the prior written consent of the Representative, which consent shall not be unreasonably withheld; provided, however, that the Company may terminate its Exchange Act registration without the prior written consent of the Representative in the event that all of the outstanding voting stock of the Company is acquired by a third party.
            3.2.4 Sarbanes-Oxley Act. The Company (i) has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply, (ii) will take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions and (iii) will take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with the requirements of the American Stock Exchange’s “AMEX Company Guide,” as amended.

     3.3 American Stock Exchange Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the American Stock Exchange.
     3.4 Delivery to the Representative of Prospectuses. The Company will deliver to the Representative, without charge, from time to time during the period when the Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Act) is required to be delivered under the Securities Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Representative may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and original executed consents all of certified experts.
     3.5 Effectiveness and Events Requiring Notice to the Representative.
            3.5.1 The Company will use its best efforts to cause the Registration Statement to remain effective until distribution of the Securities is complete and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or the Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification during any such time, the Company will make every reasonable effort to obtain promptly the lifting of such order.
     3.6 Compensation. Except for the repayment of a loan in the original principal amount of $275,000, plus interest, made by Acquicor Management LLC, the Company shall not pay the Initial Stockholders or any officer, director or special advisor of the Company or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders, the officers, directors and special advisors of the Company and their affiliates shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
     3.7 [Reserved.]
     3.8 Reports to the Representative.
            3.8.1 Periodic Reports, Etc. For a period of five years from the Effective Date or earlier if the Company terminates its Exchange Act registration in accordance with Section 3.2.3 hereof, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of each Current Report on Form 8-K and Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iii) a copy of each registration statement filed by the Company with the Commission under the Securities Act and (iv) such additional documents and information with respect to the Company and its subsidiaries as the Representative may from time to time reasonably request.
     3.9 Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation (exclusive of the fees and expenses of counsel to the Representative), printing, filing and mailing (including the payment of postage with respect to such mailing) of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Representative in quantities as may be reasonably required by the Representative, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units, including any transfer or other taxes payable thereon, (iii) the qualification of the Securities under state or foreign securities or Blue Sky laws, including the costs of preparing, printing and mailing the Preliminary Blue Sky Memorandum, and all amendments and supplements thereto, and the Final Blue Sky Memorandum, and the reasonable fees and disbursements of Bingham McCutchen LLP, counsel to the Underwriters (“Bingham”) related thereto; provided that the Company shall not be required to reimburse the Representative or Bingham for any amounts under this clause (iii) in excess of $15,000 unless Bingham or the Representative have advanced any filing fees with respect to the qualification of the Securities under state or foreign securities or Blue Sky laws in which event the limitations on reimbursement under this clause (iii) shall not apply to such filing fees, (iv) filing fees, costs and expenses (excluding fees and disbursements for the Representative’s counsel) incurred in registering the Offering with the NASD and the Commission and in listing the Securities on the American Stock Exchange, (v) fees and disbursements of the Transfer Agent, (vi) the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative, and (vii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.9. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and others.
     3.10 Application of Net Proceeds. The Company will apply the net proceeds from the Offering and the Private Placement received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Preliminary Prospectus.
     3.11 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Effective Date.
     3.12 Notice to NASD. In the event any person or entity (but excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders), is engaged, in writing, to assist the Company in finding or evaluating a Target Business (as defined in Section 6.2 hereof), the Company will provide the following to the NASD and the Representative prior to consummation of the Business Combination: (i) copies of agreements governing said services (with the names of the parties appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification (to the extent available) as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.
     3.13 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.
     3.14 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv)

the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.15 Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall, subject to the approval of its Shareholders, retain BDO or other independent registered public accountants reasonably acceptable to the Representative.
     3.16 Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.
     3.17 NASD. During the period of the distribution of the Securities, the Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Securities.
     3.18 Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriter.
     3.19 Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in (i) money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended; or (ii) securities issued or guaranteed by the United States government, as set forth in the Trust Agreement and disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.
     3.20 Colorado Trust Filing. In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Account in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.
     3.21 Private Placement Proceeds. Immediately upon establishment of the Trust Fund and prior to the Closing, the Company shall deposit $2,000,004 of the proceeds from the Private Placement in the Trust Fund and shall provide TEP with evidence of the same.
     3.22 Deferred Compensation. Upon the consummation of the initial Business Combination, the Company will pay to the Representative, on behalf of the Underwriters, a deferred discount in an amount equal to 2% of the gross proceeds (before giving effect to any discounts or commissions) received by the Company from the sale of the Units (the “Deferred Discount”). Payment of the Deferred Discount will be made out of the proceeds of this Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representative and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares (as defined in Section 6.7 hereof). In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.
     3.23 Expenses Related to Business Combination. In the event the Representative is engaged by the Company to assist the Company in trying to obtain stockholder approval of a proposed Business Combination, the Company agrees to reimburse the Representative for all reasonable out-of-pocket expenses, including, but not limited to, “road show” and due diligence expenses.

4. Conditions of Underwriters’ Obligations. The obligations of the Representative to purchase and pay for the Units on behalf of the Underwriters, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions. If any of the conditions provided for in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
     4.1 Regulatory Matters.
            4.1.1 Effectiveness of the Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Bingham.
            4.1.2 NASD Clearance. By the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.
     4.2 Company Counsel Matters.
            4.2.1 Closing Date Opinion of Counsel. On each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Cooley Godward LLP      , counsel to the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in the form attached hereto as Exhibit A.
            4.2.2 Reliance. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Bingham) of other counsel reasonably acceptable to Bingham, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Bingham if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Representative in its opinion delivered to the Underwriters.
     4.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Representative and to Bingham from BDO dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:
                    (i) Confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Preliminary Prospectus, the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;
                    (ii) Stating that in their opinion the financial statements of the Company included in the Preliminary Prospectus, the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Regulations thereunder;
                    (iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in Preliminary Prospectus, the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the November 30, 2005 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from November 30, 2005 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;
                    (iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial paper and notes payable to banks);
                    (v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;
                    (vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and
                    (vii) Statements as to such other matters incident to the transaction contemplated hereby as the Representative may reasonably request.
     4.4 Officers’ Certificates.
            4.4.1 Officer’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that (i) the Company has performed all covenants or agreements and satisfied all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date,

as the case may be, (ii) the conditions set forth in Section 4.5 hereof have been satisfied as of the Closing Date, or the Option Closing Date, as the case may be, and (iii) as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. Further, at each of the Closing Date and the Option Closing Date, if any, the Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
            4.4.2 Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the Bylaws and Amended and Restated Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all written correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.
     4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company, the Initial Stockholder or any officer, director or special advisor of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Preliminary Prospectus, the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Preliminary Prospectus, the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     4.6 Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Lock-up Agreement, the Trust Agreement, the Warrant Agreement, the Placement Unit Purchase Agreement and the Insider Letters.
     4.7 Opinion of Counsel for the Representative. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and to Bingham and the Representative shall have received from Bingham a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as the Representative may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, Bingham shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.
     4.8 American Stock Exchange Listing. The Firm Units and Option Units, if any, have been duly listed, subject to notice of issuance, on the American Stock Exchange.

5. Indemnification.
     5.1 Indemnification of Underwriters.
            5.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by the Underwriters that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls either of the Underwriters (“controlling person”) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriters and the Company or between the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Preliminary Prospectus, the Registration Statement or the Prospectus and any amendments or supplements thereto; (ii) any post effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwriter’s Purchase Options; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in the Preliminary Prospectus, the Registration Statement and the Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless (i) such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 5.1 hereof or (ii) such loss, liability, claim, damage or expense would have arisen even if a copy of the Prospectus had been so delivered. The Company agrees promptly to notify the Representative as soon as practicable of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Preliminary Prospectus, the Registration Statement and the Prospectus and any amendments or supplements thereto.
            5.1.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses; provided, that the failure to give such notice shall not relieve the Company from any liability it may have under Sections 5.1.1 or 5.1.2 hereof, except to the extent the Company has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure and; provided further, that the failure to notify the Company shall not relieve the Company from any liability that it may have to an indemnified party as determined under Sections 5.1.1 or 5.1.2 hereof. Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to take charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter, Selected Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if such Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.
     5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement and the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement and the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement and the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.
     5.3 Contribution.
            5.3.1 Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 5, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.
            5.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.
6. Additional Covenants.
     6.1 Additional Shares or Options. The Company hereby agrees that until the earlier of the consummation of a Business Combination or the distribution of the Trust Account referred to in Section 6.7 hereof, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.
     6.2 Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any operating business in the technology, multimedia or networking sectors which the Company seeks to acquire for its initial Business Combination (“Target Business”) or obtaining the services of any vendor it will use its reasonable best efforts to cause the Target Business or the vendor to execute a waiver letter substantially in the form of letter attached hereto as Exhibit B and C, respectively. It is understood that the Company may not be able to obtain such a waiver letter in some or all circumstances, and in the event that a vendor or Target Business refuses to enter into such a waiver letter, the Company may engage such vendor or commence due diligence investigations of, or enter into discussions with, such Target Business, provided the Company determines that it would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.
     6.3 Insider Letters and Lock-up Agreements. The Company shall not take any action or omit to take any action that would cause a breach of any of the Insider Letters or the Lock-up Agreements and will not allow any amendments to, or waivers of any provisions of, such Insider Letters or the Lock-up Agreements without the prior written consent of the Representative, which consent shall not be unreasonably withheld.
     6.4 Placement Unit Purchase Agreement. The Company shall not take action or omit to take any action that would cause a breach of the Placement Unit Purchase Agreement executed by and among the Initial Stockholders, TEP and the Company and will not allow any amendments to, or waivers of any provisions of, such Placement Unit Purchase Agreement without the prior written consent of TEP.
     6.5 Certificate of Incorporation and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation, as amended, or Bylaws, as amended. Prior to the consummation of a Business Combination or until the distribution of the Trust Account referred to in Section 6.7 hereof, the Company will not amend its Amended and Restated Certificate of Incorporation without the prior written consent of the Representative, which consent shall not be unreasonably withheld.
     6.6 [Reserved.]
     6.7 Acquisition/Distribution Procedure. The Company agrees that: (i) prior to the consummation of the initial Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated and will distribute to all holders of the Common Stock issued as part of the Units in this Offering (“IPO Shares”) an aggregate sum equal to the Company’s “Liquidation Value.” The Company’s “Liquidation Value” shall mean the Company’s book value, as determined by the Company and approved by BDO or the independent registered public accounting firm then engaged by the Company. In no event, however, will the Company’s Liquidation Value be less than the amount of funds in the Trust Account, less $750,000 of interest earned on the Trust Account (net of taxes payable on such interest) that may be released to the Company (inclusive of any other net interest income thereon, including any net interest income earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount (less applicable taxes), the proceeds held in trust from this Offering and the 2% of the proceeds held in the Trust Account representing the Deferred Discount). Only holders of IPO Shares shall be entitled to receive liquidating distributions and the

Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the initial Business Combination Vote, the Company shall cause (i) the Initial Stockholders to vote all shares of Common Stock held by them prior to this Offering (other than shares acquired in the Private Placement) in accordance with the vote of a majority of the Public Stockholders (as defined below), and (ii) the Initial Stockholders and the officers, directors and special advisors of the Company to vote any shares of Common Stock acquired by them in the Private Placement or in connection with or following this Offering in favor of a Business Combination. At the time the Company seeks approval of the initial Business Combination, the Company will offer to each holder of IPO Shares other than the Initial Stockholders and the officers, directors and special advisors of the Company (the “Public Stockholders”) the right to convert their IPO Shares at a per share conversion price (the “Conversion Price”), calculated as of two business days prior to the consummation of such proposed Business Combination, equal to (A) (x) the amount in the Trust Account, inclusive of any net interest income thereon (including any net interest income earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount), less applicable taxes, less up to $750,000 of interest to be released to the Company to cover operating expenses, (y) the proceeds held in trust from this Offering, and (z) the 2% of the proceeds held in the Trust Account representing the Deferred Discount divided by (B) the total number of IPO Shares. If a majority of the shares voted by the Public Stockholders are voted to approve the initial Business Combination, and if Public Stockholders with less than 20% in interest of the Company’s IPO Shares vote against such approval of a Business Combination and elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those Public Stockholders who affirmatively requested such conversion and who voted against the Business Combination. Only Public Stockholders shall be entitled to receive distributions from the Trust Account in connection with the approval of an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company. If holders of 20% or more in interest of the IPO Shares vote against approval of any potential Business Combination and elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares.
     6.8 Rule 419. The Company agrees that it will use its reasonable best efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.
     6.9 Presentation of Potential Target Businesses. The Company shall cause each of its officers and directors to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, each such officer or director will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire a Target Business, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Account or until such time as the officer or director ceases to be an officer or director of the Company, subject to any fiduciary obligations that were established prior to the establishment such officer’s or director’s fiduciary relationship with the Company.
     6.10 Target Net Assets. The Company agrees that the initial Target Business in a Business Combination must have a fair market value equal to at least 80% of the Company’s net assets at the time of such Business Combination. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business has a fair market value of at least 80% of the Company’s net assets at the time of such Business Combination, the Company will not consummate such Business Combination unless it first obtains an opinion from an unaffiliated, independent investment banking firm that is a member of the NASD with respect to the satisfaction of such criteria.
7. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters.
8. Termination
     8.1 Termination. This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition or prospects of the Company, whether or not arising in the ordinary course of business, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Securities (ii) if the United States shall become involved in a new war or an increase in major hostilities, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company’s Units by the American Stock Exchange, the Commission, or any other governmental authority, (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (viii) as provided in Section 4 of this Agreement.
     8.2 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.9 hereof.
     8.3 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.
9. Default by an Underwriter.
     9.1 Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the over-allotment option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.
     9.2 Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 9.1 above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties reasonably satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 9, this Agreement will be terminated without liability on the part of the Company (except as provided in Sections 5 and 8 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

     9.3 Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Securities.
10. Miscellaneous.
     10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing

If to the Representative:

ThinkEquity Partners LLC
600 Montgomery Street, 8th Floor
San Francisco, California 94111
Attn: Paul Pittman
Copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Attn: Floyd I. Wittlin, Esq.
If to the Company:

Acquicor Technology Inc.
4910 Birch Street, #102
Newport Beach, California 92660
Attn: Gilbert F. Amelio, Ph.D.
Copy to:

Cooley Godward LLP
101 California Street, 5th Floor
San Francisco, California 94111
Attn: Kenneth L. Guernsey
     10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
     10.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.
     10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the several Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.
     10.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America located in the City and County of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in this Section 10. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.
     10.7 No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each of the Underwriters, on the other, (ii) in connection therewith each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) each Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with the Offering.
     10.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.
     10.9 Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement.

Very truly yours, ACQUICOR TECHNOLOGY INC.
By:
Name:
Title:

Accepted on the date first
above written:
THINKEQUITY PARTNERS LLC
Acting Severally on behalf of themselves and the
several Underwriters named on Schedule I hereto

By:
Name:
Title:

SCHEDULE 2.18.4
[ List all Company directors, officers and beneficial owners of Company stock that have NASD affiliations ]

EXHIBIT A
[Form of Opinion of Cooley Godward]

EXHIBIT B
Acquicor Technology Inc.
4910 Beach Street, #102
Newport Beach, California 92660
     Gentlemen:
     Reference is made to the Prospectus of Acquicor Technology Inc. (the “Company”), dated                     , 2006 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.
     We have read the Prospectus and understand that the Company has established the trust account at Lehman Brothers maintained by Continental Stock Transfer & Trust (the “Trust Account”), initially in the amount of $                    , for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination.
     For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT C
Acquicor Technology Inc.
4910 Beach Street, #102
Newport Beach, California 92660
     Gentlemen:
     Reference is made to the Prospectus of Acquicor Technology Inc. (the “Company”), dated                     , 2006 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.
     We have read the Prospectus and understand that the Company has established the trust account at Lehman Brothers maintained by Continental Stock Transfer & Trust (the “Trust Account”), initially in the amount of $                    , for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination.
     For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor/Lender

Authorized Signature of Vendor/Lender